Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2017

FINANCIAL AND OPERATIONAL RESULTS

•	Delivered third-quarter production of 448,000 barrels of oil equivalent (BOE) per day and adjusted production of 354,000 BOE per day, which excludes Canadian volumes, Egypt noncontrolling interest and tax barrels;

•	Returned United States’ production to a growth trajectory and grew net production in the North Sea and gross production in Egypt;

•	Achieved strong oil production in the Midland and Delaware basins and expect continued strong performance in the fourth quarter;

•	Completed the strategic exit from Canada, which streamlines the portfolio and increases leverage to the Permian; and

•	On track to achieve fourth-quarter production targets and end the year with less debt and considerably more cash than the start of 2017.

HOUSTON, Nov. 2, 2017 – Apache Corporation (NYSE: APA) (Nasdaq: APA) today announced its financial and operational results for the third quarter of 2017.

Apache reported earnings of $63 million or $0.16 per diluted common share for the third quarter of 2017. These results include a number of items outside of core earnings that are typically excluded by the investment community in their published earnings estimates. When adjusted for these and certain additional items that impact the comparability of results, Apache’s third-quarter earnings were $14 million or $0.04 per share. Adjusted earnings include the effect of dry-hole costs of $0.06 per share, after tax. Cash flow from operations in the quarter was $554 million. Before working capital changes, Apache generated $655 million in cash flow. Adjusted earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (adjusted EBITDAX) was $821 million.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 2 of 8

John J. Christmann IV, Apache’s chief executive officer and president, said, “During the third quarter, Apache delivered strong operational results and made great progress in our ongoing portfolio transition. In the United States, we returned our production to a growth trajectory and advanced our development program at Alpine High bringing new wells online, ramping up production, and further progressing our build out of infrastructure in the area.

“Across the Permian Basin, we are benefiting from the testing and optimization initiatives we put in place during 2016 and are delivering excellent results from our multiwell pad drilling programs in the Midland and Delaware basins. We anticipate continued capital efficiency gains in both of these focus areas.

“With our recent Canadian divestment, our portfolio is now increasingly weighted to our Permian assets including Alpine High, which offers a unique combination of high returns and tremendous scale. This portfolio rotation is a key step in transforming Apache’s long-term return on capital employed,” Christmann said.

Financial position and liquidity

Oil and gas capital investment was $843 million during the quarter, with more than two-thirds focused on the Permian Basin. Apache’s net debt position at quarter end was $6.6 billion, a decrease of $175 million from the previous quarter.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 3 of 8

Third-quarter operational summary

During the third quarter, Apache averaged 36 operated rigs worldwide, with 17 in the Permian, four in other North America areas, 12 in Egypt, and three in the North Sea. Highlights from Apache’s three principal areas include:

•	North America – North American production was 231,000 BOE per day. Apache averaged 21 rigs and drilled and completed 41 gross-operated wells. In North America, third-quarter 2017 adjusted production, which excludes Canada, averaged 207,000 BOE per day, up 7 percent from the second quarter.

•	Permian Basin – With the success of the Midland Basin drilling program and the continued production ramp at Alpine High, third-quarter production in the Permian Basin averaged 161,000 BOE per day, an 11 percent increase over the second quarter. Oil growth increased 8 percent quarter to quarter to 78,000 barrels of oil per day.

•	Delaware Basin – At Alpine High, average production was 13,300 BOE per day. In addition to several high-rate wells in the wet gas and dry gas portions of the play, Apache achieved positive results from three parasequence oil tests in the Wolfcamp and the Third Bone Springs formations providing additional confirmation of the oil play at Alpine High.

•	Midland Basin – Apache is focused on multiwell pad drilling development in its core areas of the Midland Basin. The company completed two pads in the Wildfire field in Midland County containing 13 wells with mile-and-a-half laterals. The average 30-day peak initial-production rate of these wells exceeded 1,000 BOE per day, consisting of 80 to 85 percent oil.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 4 of 8

At the Powell field in Upton County, Apache brought the CC 4045 pad online, which contains six wells with two-mile laterals. These wells have been online for about four weeks and are trending toward an average 30-day peak initial-production rate of 1,300 BOE per day, consisting of 80 percent oil.

•	North Sea – Apache averaged three rigs during the quarter. Production increased 9 percent from the second quarter to 60,000 BOE per day. Net production from the Callater Field is currently averaging approximately 14,000 BOE per day from two wells. A third well, the CB-1, was recently drilled into a new fault block and found more than 260-feet of net pay and will be placed on production later this month.

•	Egypt – Apache averaged 12 rigs during the quarter. Gross production in Egypt increased slightly from the second quarter to 339,000 BOE per day. Adjusted production in Egypt, which excludes minority interest and the impact of tax barrels, decreased slightly from the second-quarter 2017 to 87,000 BOE per day. The decrease in adjusted production reflects the terms of Apache’s production sharing contracts in Egypt, which generally provide for fewer cost-recovery barrels to the contactor as the price of Brent-indexed crude oil increases. During the quarter, terms were finalized on two new concessions in the Western Desert covering 1.6 million acres.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 5 of 8

2017 outlook and plan update

Apache provided updated fourth-quarter production guidance on its webcast update in October, which remains unchanged. Capital guidance for 2017 of $3.1 billion remains on track for the full year. Further details on other financial and operational guidance items can be found in the Third-Quarter 2017 Financial and Operational Supplement.

“We continue to benefit from our cost structure focus, with both LOE per BOE and G&A costs remaining low as a result of the significant rationalization efforts over the last two years. Our capital investment is in line with our target for 2017, and we are actively working our 2018 and 2019 plans. We are closely monitoring commodity prices as we prioritize next year’s activity and identify areas where the capital program could be pared back if necessary. We look forwarding to providing details of our 2018 plan along with a view into 2019 on our fourth-quarter results call in February,” Christmann concluded.

Conference call

Apache will host a conference call to discuss its third-quarter 2017 results at 1 p.m. Central time, Thursday, Nov. 2. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 48384429. Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts.cfm.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

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Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google’s Play store.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 7 of 8

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2016 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 8 of 8

Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286        Gary Clark

Media:    (713) 296-7276        Castlen Kennedy

Website: www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,070	$1,117	$3,292	$3,057
Gas revenues	238	263	726	695
Natural gas liquids revenues	81	59	229	160

	1,389	1,439	4,247	3,912
Derivative instrument gains (losses), net	(110)	—	(69)	—
Gain on divestiture	296	5	616	21
Other	—	(6)	43	(30)

	1,575	1,438	4,837	3,903

OPERATING EXPENSES:
Lease operating expenses	358	382	1,066	1,119
Gathering and transportation	39	51	144	155
Taxes other than income	46	9	117	85
Exploration	231	161	431	347
General and administrative	98	102	307	298
Transaction, reorganization and separation	20	12	14	36
Depreciation, depletion and amortization:
Oil and gas property and equipment	524	610	1,598	1,875
Other assets	35	38	109	120
Asset retirement obligation accretion	30	40	103	116
Impairments	—	836	8	1,009
Financing costs, net	101	102	300	311

	1,482	2,343	4,197	5,471

NET INCOME (LOSS) BEFORE INCOME TAXES	93	(905)	640	(1,568)
Current income tax provision (benefit)	99	150	413	284
Deferred income tax provision (benefit)	(111)	(529)	(758)	(755)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	105	(526)	985	(1,097)
Income (Loss) from discontinued operations, net of tax	—	(33)	—	(33)

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	105	(559)	985	(1,130)
Net income attributable to noncontrolling interest	42	48	137	93

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$63	$(607)	$848	$(1,223)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income (loss) from continuing operations attributable to common shareholders	$63	$(574)	$848	$(1,190)
Net income (loss) from discontinued operations	—	(33)	—	(33)

Net income (loss) attributable to common shareholders	$63	$(607)	$848	$(1,223)

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) from continuing operations per share	$0.16	$(1.51)	$2.23	$(3.14)
Basic net income (loss) from discontinued operations per share	—	(0.09)	—	(0.08)

Basic net income (loss) per share	$0.16	$(1.60)	$2.23	$(3.22)

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income (loss) from continuing operations per share	$0.16	$(1.51)	$2.22	$(3.14)
Diluted net income (loss) from discontinued operations per share	—	(0.09)	—	(0.08)

Diluted net income (loss) per share	$0.16	$(1.60)	$2.22	$(3.22)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	381	380	381	379
Diluted	383	380	383	379
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.75	$0.75

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	3Q17 to 2Q17	3Q17 to 3Q16	September 30, 2017	September 30, 2016
OIL VOLUME—Barrels per day
Permian	77,701	71,891	79,751	8%	-3%	74,943	86,462
MidContinent/Gulf Coast Region	9,670	10,197	13,727	-5%	-30%	10,331	16,025
Gulf of Mexico	3,512	3,983	4,791	-12%	-27%	3,954	4,437
Canada	3,441	11,638	12,619	-70%	-73%	8,881	13,331

North America	94,324	97,709	110,888	-3%	-15%	98,109	120,255

Egypt (1, 2)	93,749	96,961	110,809	-3%	-15%	97,447	105,118
North Sea	49,945	48,091	49,192	4%	2%	49,274	55,071

International (1)	143,694	145,052	160,001	-1%	-10%	146,721	160,189

Total (1)	238,018	242,761	270,889	-2%	-12%	244,830	280,444

NATURAL GAS VOLUME—Mcf per day
Permian	278,308	237,455	237,313	17%	17%	247,991	240,253
MidContinent/Gulf Coast Region	115,982	114,534	141,273	1%	-18%	117,978	148,336
Gulf of Mexico	10,196	12,063	16,476	-15%	-38%	12,656	15,693
Canada	107,524	205,408	233,635	-48%	-54%	175,787	248,912

North America	512,010	569,460	628,697	-10%	-19%	554,412	653,194

Egypt (1, 2)	378,426	383,296	405,863	-1%	-7%	389,533	403,832
North Sea	50,057	34,348	69,509	46%	-28%	42,800	66,884

International (1)	428,483	417,644	475,372	3%	-10%	432,333	470,716

Total (1)	940,493	987,104	1,104,069	-5%	-15%	986,745	1,123,910

NGL VOLUME—Barrels per day
Permian	36,737	34,067	39,929	8%	-8%	35,070	38,716
MidContinent/Gulf Coast Region	12,137	12,636	15,838	-4%	-23%	12,649	16,752
Gulf of Mexico	275	326	588	-16%	-53%	344	429
Canada	2,183	4,365	6,039	-50%	-64%	3,780	5,879

North America	51,332	51,394	62,394	0%	-18%	51,843	61,776

Egypt (1, 2)	916	880	1,124	4%	-19%	917	1,120
North Sea	1,219	741	1,697	65%	-28%	1,044	1,557

International (1)	2,135	1,621	2,821	32%	-24%	1,961	2,677

Total	53,467	53,015	65,215	1%	-18%	53,804	64,453

BOE per day
Permian	160,823	145,533	159,232	11%	1%	151,346	165,221
MidContinent/Gulf Coast Region	41,138	41,923	53,111	-2%	-23%	42,643	57,500
Gulf of Mexico	5,486	6,319	8,125	-13%	-32%	6,407	7,481
Canada	23,544	50,238	57,597	-53%	-59%	41,959	60,695

North America	230,991	244,013	278,065	-5%	-17%	242,355	290,897

Egypt (1, 2)	157,737	161,724	179,575	-2%	-12%	163,286	173,544
North Sea	59,507	54,556	62,475	9%	-5%	57,451	67,775

International (1)	217,244	216,280	242,050	0%	-10%	220,737	241,319

Total (1)	448,235	460,293	520,115	-3%	-14%	463,092	532,216

Total excluding noncontrolling interests	395,578	405,989	460,363	-3%	-14%	408,502	474,447

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	31,275	32,562	36,839			32,573	34,964
Gas (Mcf/d)	126,459	128,696	135,233			130,263	134,591
NGL (b/d)	305	293	374			306	373
(2) Egypt Gross Production—BOE per day	339,069	334,496	350,366	1%	-3%	333,942	351,015

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	3Q17 to 2Q17	3Q17 to 3Q16	September 30, 2017	September 30, 2016
OIL VOLUME—Barrels per day
Permian	77,701	71,891	79,177	8%	-2%	74,796	85,845
MidContinent/Gulf Coast Region	9,670	10,197	13,727	-5%	-30%	10,331	16,025
Gulf of Mexico	3,512	3,983	4,791	-12%	-27%	3,954	4,437

North America	90,883	86,071	97,695	6%	-7%	89,081	106,307

Egypt	49,992	51,776	57,476	-3%	-13%	51,134	58,439
North Sea	49,945	48,091	49,192	4%	2%	49,274	55,071

International	99,937	99,867	106,668	0%	-6%	100,408	113,510

Total	190,820	185,938	204,363	3%	-7%	189,489	219,817

NATURAL GAS VOLUME—Mcf per day
Permian	278,308	237,455	233,503	17%	19%	247,335	237,135
MidContinent/Gulf Coast Region	115,982	114,534	141,273	1%	-18%	117,978	148,336
Gulf of Mexico	10,196	12,063	16,476	-15%	-38%	12,656	15,693

North America	404,486	364,052	391,252	11%	3%	377,969	401,164

Egypt	216,990	220,061	236,740	-1%	-8%	218,061	248,094
North Sea	50,057	34,348	69,509	46%	-28%	42,800	66,884

International	267,047	254,409	306,249	5%	-13%	260,861	314,978

Total	671,533	618,461	697,501	9%	-4%	638,830	716,142

NGL VOLUME—Barrels per day
Permian	36,737	34,067	39,041	8%	-6%	34,968	38,029
MidContinent/Gulf Coast Region	12,137	12,636	15,838	-4%	-23%	12,649	16,752
Gulf of Mexico	275	326	588	-16%	-53%	344	429

North America	49,149	47,029	55,467	5%	-11%	47,961	55,210

Egypt	534	540	631	-1%	-15%	529	700
North Sea	1,219	741	1,697	65%	-28%	1,044	1,557

International	1,753	1,281	2,328	37%	-25%	1,573	2,257

Total	50,902	48,310	57,795	5%	-12%	49,534	57,467

BOE per day
Permian	160,823	145,533	157,134	11%	2%	150,988	163,396
MidContinent/Gulf Coast Region	41,138	41,923	53,111	-2%	-23%	42,643	57,500
Gulf of Mexico	5,486	6,319	8,125	-13%	-32%	6,407	7,481

North America	207,447	193,775	218,370	7%	-5%	200,038	228,377

Egypt	86,691	88,993	97,564	-3%	-11%	88,006	100,488
North Sea	59,507	54,556	62,475	9%	-5%	57,451	67,775

International	146,198	143,549	160,039	2%	-9%	145,457	168,263

Total	353,645	337,324	378,409	5%	-7%	345,495	396,640

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
AVERAGE OIL PRICE PER BARREL
Permian	$45.68	$45.09	$41.85	$46.64	$37.63
MidContinent/Gulf Coast Region	45.99	46.19	41.98	47.21	36.96
Gulf of Mexico	46.50	45.85	41.63	47.24	37.75
Canada	42.23	44.52	40.17	45.25	36.04
North America	45.56	45.10	41.65	46.42	37.36
Egypt	51.23	47.98	46.54	50.78	41.97
North Sea	53.11	48.21	45.47	51.35	41.28
International	51.87	48.06	46.20	50.97	41.74
Total	49.34	46.89	44.35	49.15	39.86
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$2.56	$2.50	$2.60	$2.54	$2.03
MidContinent/Gulf Coast Region	2.78	2.88	2.79	2.93	2.05
Gulf of Mexico	2.97	3.03	3.08	3.04	2.42
Canada	1.90	2.14	1.71	2.17	1.47
North America	2.47	2.39	2.31	2.45	1.80
Egypt	2.81	2.73	2.75	2.77	2.69
North Sea	5.27	4.54	4.14	5.27	4.12
International	3.10	2.88	2.96	3.02	2.89
Total	2.75	2.60	2.59	2.70	2.26
AVERAGE NGL PRICE PER BARREL
Permian	$16.68	$13.08	$10.42	$15.47	$9.08
MidContinent/Gulf Coast Region	12.92	10.03	7.38	12.65	7.67
Gulf of Mexico	19.64	13.10	12.93	18.46	8.49
Canada	15.80	15.99	6.10	16.39	6.61
North America	15.77	12.58	9.25	14.87	8.46
Egypt	36.47	31.11	28.12	35.98	27.54
North Sea	26.92	22.92	24.45	30.51	21.82
International	31.02	27.37	25.91	33.07	24.21
Total	16.38	13.03	9.97	15.53	9.11

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

SUMMARY OF DERIVATIVE INSTRUMENT GAINS (LOSSES), NET (Unaudited) (In millions)

	For the Quarter Ended September 30,		For the Nine Months Ended Ended September 30,
	2017	2016	2017	2016
Derivative settlements—realized gain	$23	$—	$23	$—
Amortization of put premium—realized (loss)	(50)	—	(50)	—

Realized (loss)	(27)	—	(27)	—
Unrealized mark-to-market (loss)	(83)	—	(42)	—

	$(110)	$—	$(69)	$—

SUMMARY EXPLORATION EXPENSE INFORMATION (Unaudited) (In millions)

	For the Quarter Ended September 30,		For the Nine Months Ended Ended September 30,
	2017	2016	2017	2016
Unproved leasehold impairments	$160	$114	$214	$222
Dry hole expense	38	7	136	38
Geological and geophysical expense	12	21	24	30
Exploration overhead and other	21	19	57	57

	$231	$161	$431	$347

SUMMARY CASH FLOW INFORMATION (Unaudited) (In millions)

	For the Quarter Ended September 30,		For the Nine Months Ended Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$554	$651	$1,760	$1,634
Net cash used in investing activities	(94)	(396)	(623)	(1,362)
Net cash used in financing activities	(185)	(226)	(572)	(509)

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$1,846	$1,377
Restricted cash	96	—
Other current assets	1,827	1,864
Property and equipment, net	17,655	18,867
Other assets	411	411

Total assets	$21,835	$22,519

Current Debt	$550	$—
Current liabilities	1,915	1,843
Long-term debt	7,933	8,544
Deferred credits and other noncurrent liabilities	3,060	4,453
Apache shareholders’ equity	7,011	6,238
Noncontrolling interest	1,366	1,441

Total Liabilities and shareholders’ equity	$21,835	$22,519

Common shares outstanding at end of period	381	379

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Net cash provided by operating activities	$554	$751	$651	$1,760	$1,634
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	33	23	40	81	87
Current income tax provision	99	126	150	413	284
Other adjustments to reconcile net loss to net cash provided by operating activities	(87)	(5)	(35)	(167)	(126)
Changes in operating assets and liabilities	101	(148)	(31)	228	(1)
Financing costs, net	101	99	102	300	311
Transaction, reorganization & separation costs	20	4	12	14	36
Contract termination charges	—	—	7	—	10

Adjusted EBITDAX (Non-GAAP)	$821	$850	$896	$2,629	$2,235

Reconciliation of income (loss) attributable to common stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	September 30, 2017				September 30, 2016
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income (loss) attributable to common stock (GAAP)	$51	$12	$63	0.16	$(986)	$379	$(607)	(1.60)
Adjustments: *
Valuation allowance and other tax adjustments	—	(1)	(1)	—	—	(58)	(58)	(0.15)
Gain on divestitures	(296)	77	(219)	(0.56)	(5)	2	(3)	—
Asset impairments	160	(56)	104	0.27	950	(322)	628	1.65
Unrealized derivative instrument loss	83	(29)	54	0.14	—	—	—	—
Transaction, reorganization & separation costs	20	(7)	13	0.03	12	(4)	8	0.02
Elimination of PRT liability	—	—	—	—	(28)	11	(17)	(0.04)
Discontinued Operations	—	—	—	—	33	—	33	0.08
Contract termination charges	—	—	—	—	7	(3)	4	0.01

Adjusted earnings (Non-GAAP)	$18	$(4)	$14	0.04	$(17)	$5	$(12)	(0.03)

	For the Nine Months Ended				For the Nine Months Ended
	September 30, 2017				September 30, 2016
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income (Loss) Attributable to Common Stock (GAAP)	$503	$345	$848	2.22	$(1,694)	$471	$(1,223)	(3.22)
Adjustments: *
Valuation allowance and other tax adjustments	—	(641)	(641)	(1.69)	—	(29)	(29)	(0.07)
Gain on divestitures	(616)	194	(422)	(1.10)	(21)	6	(15)	(0.04)
Asset impairments	222	(78)	144	0.38	1,231	(436)	795	2.09
Unrealized derivative instrument loss	42	(15)	27	0.07	—	—	—	—
Transaction, reorganization & separation costs	14	(5)	9	0.03	36	(12)	24	0.06
Loss on extinguishment of debt	1	—	1	—	—	—	—	—
Discontinued Operations	—	—	—	—	33	—	33	0.08
Contract termination charges	—	—	—	—	10	(3)	7	0.02

Adjusted Earnings (Non-GAAP)	$166	$(200)	$(34)	(0.09)	$(405)	$(3)	$(408)	(1.08)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Current debt	$550	$150	$150	$—
Long-term debt	7,933	8,329	8,327	8,544

Total debt	8,483	8,479	8,477	8,544
Cash and cash equivalents	1,846	1,667	1,521	1,377

Net debt	$6,637	$6,812	$6,956	$7,167

Reconciliation of Costs incurred and GTP capital investments to Oil and gas capital investment

Management believes the presentation of oil and gas capital investments is useful for investors to assess Apache’s expenditures related to our oil and gas capital activity. We define oil and gas capital investments as costs incurred for oil and gas activities and GTP activities, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to oil and gas capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended September 30,		For the Nine Months Ended Ended September 30,
	2017	2016	2017	2016
Costs incurred in oil and gas property:
Acquisitions
Proved	$—	$2	$3	$43
Unproved	85	52	149	160
Exploration and development	734	408	1,980	1,308

	819	462	2,132	1,511
GTP capital investments:
GTP facilities	109	31	397	31

Total Costs incurred and GTP capital investments	$928	$493	$2,529	$1,542

Reconciliation of Costs incurred and GTP to Oil and gas capital investment
Asset retirement obligations incurred and revisions	$(1)	$(1)	$(120)	(100)
Asset retirement obligations settled	10	8	32	35
Exploration expense other than dry hole expense and unproved leasehold impairments	(33)	(40)	(81)	(87)
Less noncontrolling interest	(61)	(28)	(133)	(132)

Total Oil and gas capital investment	$843	$432	$2,227	$1,258

Reconciliation of net cash provided by operating activities to cash flows from continuing operations before changes in operating assets and liabilities

Cash flows from continuing operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Net cash provided by operating activities	$554	$751	$651	$1,760	$1,634
Changes in operating assets and liabilities	101	(148)	(31)	228	(1)

Cash flows from operations before changes in operating assets and liabilities	$655	$603	$620	$1,988	$1,633